Exhibit 10.55

FIRST AMENDMENT TO AGREEMENT

This First Amendment to Agreement (this “First Amendment”) is entered on June 5, 2023, but effective as of December 7, 2022 (“Effective Date”), by and between BioLife4D - SM Trust, dated November 1, 2016 (the “Trust”) and BioLife4D Corporation, a Delaware corporation (the “Company”).

Recitals:

WHEREAS, on May 18, 2022, the Trust and the Company entered into that certain Agreement (the “Agreement”), whereby the Trust agreed to provide cash collateral to secure a loan made by Fifth Third Bank National Association (the “Bank”) to the Company in the principal amount of $1,000,000 (the “Fifth Third Loan”);

WHEREAS, on December 7, 2022, the Bank loaned an additional $500,000 to the Company, and the Trust provided additional cash collateral to secure such additional amount; and

WHEREAS, the Trust and the Company desire to amend the Agreement to reflect the additional cash provided by the Trust as collateral for the Fifth Third Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the promises, mutual covenants and agreements contained in this First Amendment, the Trust and the Company agree as follows:

1. Definitions. Unless otherwise specifically defined herein, all capitalized terms used in this First Amendment will have their respective meanings set forth in the Agreement.

2. Amendment of the Agreement. The Agreement is amended as follows:

A. The first recital in the Agreement is hereby modified in its entirety to read as follows:

“WHEREAS, the Company has become indebted to Fifth Third Bank National Association (the “Bank”) pursuant to loans made by the Bank to the Company in the aggregate original principal amount of $1,500,000 (the “Loan”).”

B. The second recital in the Agreement is hereby modified in its entirety to read as follows:

“WHEREAS, as a condition to the Bank’s agreement to make the Loan to the Company, the Trust has provided cash collateral to secure the Loan in the amount of$1,500,000 (the “Collateral”); and”.

3. Effective. Except to the extent specifically amended hereby, all of the terms, conditions and provisions of the Agreement will remain unmodified, and the Agreement, as amended by this First Amendment, is confirmed as being in full force and effect. All references in the Agreement will hereafter be construed to be references to the Agreement as amended by this First Amendment and as hereafter amended.

4. Counterparts and Facsimile. This First Amendment may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Signatures may be given by facsimile or electronic transmission and shall be deemed to have the same effect as if the original signature had been delivered.

IN WITNESS WHEREOF, Borrower and Lender have duly executed this First Amendment as of the day and year first above written.

BIOLIFE4D-SM TRUST		BIOLIFE4D CORPORATION

By:	/s/ Steven R. Morris	By:	/s/ Steven R. Morris
Name:	Steven R. Morris	Name:	Steven R. Morris
Title:	Trustee	Title:	CEO